Adamis Pharmaceuticals Corporation 10-Q

Exhibit 10.1

zero coupon Secured Promissory Note

Issue Price:	499,800.00

Principal Amount:	$588,000.00	October 25, 2012

The Borrower is Adamis Pharmaceuticals Corporation, a Delaware corporation, located at 11455 El Camino Real, Suite 310, San Diego, California  92130 (“Borrower”).

The Lender is The G-Max Trust, located in San Diego, California (“Lender” or “Holder”).

1.           Principal.  For value received, consisting of an initial issue price of Four Hundred Nighty-Nine Thousand Eight Hundred Dollars ($499,800.00), Borrower promises to pay Lender Five Hundred Eighty-Eight Thousand Dollars ($588,000.00) (the “Principal Amount”).  This Note is a zero coupon note.  All sums owed under this Note are payable in lawful money of the United States of America.  Payment shall be made at Lender's address as above.

2.           Interest.

(a)   Payment of Interest.  If the Debtor repays this Note on or before the Maturity Date and no Event of Default has occurred, the Interest Rate shall be zero percent (0.00%).

(b)   Prepayment.  Borrower may prepay the principal amount of this Note at any time upon at least five (5) Trading Days prior notice to Holder.  In addition, the Company must, concurrently with the closing of any financing transaction or series or financing transactions after the date of this Note that in the aggregate raises Two Million Dollars ($2,000,000.00) or more in proceeds for the Company (a “Financing”), immediately use a portion of the proceeds from such financing transaction to pay to the Lender any remaining balance on the Note.

3.           Maturity.  The Principal Amount of this Note shall become due and payable on April 25, 2013 (the “Maturity Date”).  The failure of the Lender to insist upon immediate payment in full upon the Maturity Date shall not be deemed a waiver of such right.  The Lender has the right to extend the Maturity Date in its sole discretion by delivery of notice, as described below.

4.           Collateral/Security Interest.  Borrower’s obligation to pay the amounts owed to Lender under this Note is secured by a security interest in seven hundred thousand (700,000) shares of Borrower’s common stock (such shares referred to as the “Collateral”), pursuant to a Security Agreement dated the date hereof and entered into by and between Borrower and Lender (the “Security Agreement”), and a Stock Escrow Agreement (the “Escrow Agreement”) dated the date hereof and entered into by and among Borrower, Lender, and First American Stock Transfer, Inc., as escrow agent (the “Escrow Agent”).

5.           Stock Issuance.  As further consideration for making the loan described herein, Borrower shall issue to Lender one hundred seventy-six thousand four hundred (176,400) shares of common stock of Borrower for consideration of One Hundred Seventy-Six Dollars ($176.00).

6.           Default.  Borrower will be in default if any of the following occurs:  (a) Borrower fails to make payment of the Principal Amount when due and fails to cure the default within the time period specified herein; and/or (b) Borrower fails in any material respect to comply with or to perform when due any other material term, obligation, covenant, or condition contained in this Note and fails to cure the default within the time period specified herein.  Notwithstanding any provisions to the contrary contained in this Note, in the event of default by the Borrower, the Lender must provide Borrower with written notice of default, and the Borrower will have five (5) business days to cure the default.  If Borrower has not timely cured the default, then Lender may, with notice to Borrower, declare an “Event of Default.”

7.           Lender's Rights.  Upon default, Lender may declare the entire unpaid Principal Amount immediately due, subject to the subordination provisions set forth in Section 11 below.  Upon the failure to pay the Principal Amount upon final maturity, Lender, at its option, may charge default interest on this Note at a rate equal to the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum rate permitted under applicable usury or other laws.  Any interest payable is in addition to the original issue discount (“OID”) built into the Note, and that OID remains payable regardless of time and manner of payment by Borrower.

8.           Collection Costs.  If Lender prevails in a lawsuit to collect on this Note, Borrower will pay Lender's costs and attorneys’ fees in an amount the court finds to be reasonable.

9.           Investment Representations.  The Lender hereby represents, warrants, acknowledges and agrees that:

9.1           Investment.  The Lender is acquiring this Note and the shares of common stock issuable pursuant to Section 5 above, and the shares that may be issued and transferred to Lender pursuant to the provisions of the Security Agreement and the Escrow Agreement (collectively, the “Securities” and the shares of common stock included in the Securities referred to as the “Transaction Shares”) for the Lender’s own account, and not directly or indirectly for the account of any other person.  The Lender is acquiring the Securities for investment and not with a view to distribution or resale thereof except in compliance with Securities Act of 1933 (the “Act”) and any applicable state law regulating securities.  Lender must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available.

9.2           Access to Information.  The Lender has had the opportunity to ask questions of, and to receive answers from, the chief executive officer of Borrower with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business and affairs of Borrower.  The Lender has had access to such financial and other information as Lender considers necessary in order for the Lender to make a fully informed decision as to investment in the Securities.

9.3           Experience; Pre-Existing Relationship.  Lender has such business or financial expertise as to be able to protect the Lender’s own interests in connection with the purchase of the Securities.  Lender has a preexisting personal or business relationship with Borrower and/or certain of its officers and/or directors of a nature and duration sufficient to make Lender aware of the character, business acumen and general business and financial circumstances of Borrower and/or such officers and directors.  By reason of Lender’s business or financial experience, Lender is capable of evaluating the merits and risks of this investment, has the ability to protect Lender’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

9.4           No Tax Advice.  Lender represents and warrants that Lender is not relying on Borrower for any tax advice concerning the federal or state income or other tax consequences of this Note or the other Securities acquired hereunder by Lender.

9.5           Accredited Investor; No General Solicitation.  Lender is an “accredited investor” within the meaning of Regulation D promulgated under the Act.  At no time was Lender presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

9.6           Restrictions on Transfer; Securities Laws.  Lender understands that Lender may not transfer any Securities unless such Securities are registered under the Act and qualified under any applicable state securities laws or unless, in the opinion of counsel to Borrower, exemptions from such registration and qualification requirements are available.  Lender has also been advised that exemptions from registration and qualification may not be available or may not permit Lender to transfer all or any of the Securities in the amounts or at the times proposed by Lender.  In addition, Lender has been advised that SEC Rule 144 promulgated under the Act, which permits certain limited sales of unregistered securities, requires that the Securities be held for certain minimum time periods after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144.

10.           Rule 144.

10.1           Public Information; Rule 144.  In general, under Rule 144 promulgated by the Securities and Exchange Commission (the “Commission”), a person who is not an affiliate of the issuer, such as Lender, may, after a six (6)-month holding period, publicly sell restricted securities without restriction as long as adequate current public information about the issuer is available, and without any restrictions (including the adequate current public information requirement) after a one-year holding period.  With a view to making available the benefits of Rule 144, commencing six (6) months after the date of this Note Borrower agrees to use its reasonable best efforts to (a) make and keep adequate public information available, as those terms are understood and defined in Rule 144 under the Act, and (b) file with the Commission all reports and other documents required of Borrower under the Act and the Securities Exchange Act of 1934, as amended.  Borrower shall have no obligations pursuant to the preceding sentence at any time that Borrower may sell all Transaction Shares without limitation pursuant to Rule 144.

11.           Subordination.

11.1           Definitions.  For purposes of this Note:

(a)           “Senior Indebtedness” shall mean the principal of and unpaid interest on, and any other obligations under, any and all indebtedness of Borrower (whether or not convertible into equity securities of Borrower), whether outstanding on the date hereof or hereafter created, pursuant to any secured note (and any agreements or instruments relating thereto) issued or made by Borrower either before or after the date of this Note, or any indebtedness of Borrower issued or made by Borrower either before or after the date of this Note pursuant to any convertible promissory note of Borrower issued to Gemini Master Fund, Ltd. or its affiliates (“Gemini”), and any amendments, renewals or extensions of any such indebtedness, or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness.

(b)           “Senior Lender” shall mean any holder of Senior Indebtedness.

(c)           “Subordinated Indebtedness” means all obligations arising under or relating to this Note (together with all renewals, extensions and modifications hereof and any note or notes issued in substitution herefor) and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

11.2           Subordination.  The payment of all of principal, interest and any other amounts that may become due under or pursuant to this Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of all Senior Indebtedness; and regardless of any priority otherwise available to the Lender by law or by agreement, as between the holders of Subordinated Indebtedness and the Senior Lender, the Senior Lender shall hold a first priority lien in all collateral relating to the Senior Indebtedness, and any lien claimed therein by the Lender shall be and remain fully subordinate for all purposes to the lien of the Senior Lender therein for all purposes whatsoever.  The Subordinated Indebtedness shall continue to be subordinated to the Senior Indebtedness even if the Senior Indebtedness is deemed unsecured, under-secured, subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.  Notwithstanding the foregoing, if the Company has completed a Financing, then the payment of amounts owed under this Note pursuant to Section 2(b) above in connection with the closing of such Financing shall not be prohibited by any provisions of this Section 11, and Borrower shall be permitted to make, and Lender shall be permitted to receive, such payment without regard to the provisions of this Section 11.

11.3           Payments.  Until all of the Senior Indebtedness has been paid in full and the Senior Lender has released its lien in the collateral, if any, the Lender shall not, without the Senior Lender’s prior written consent, demand, receive or accept any payment, other than current interest payments, from Borrower in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness.  If the Lender receives any payment on the Subordinated Indebtedness that the Lender is not entitled to receive under the provisions of this Section 11, the Lender will hold the amount so received in trust for the Senior Lender and will forthwith turn over such payment to the Senior Lender in the form received (except for the endorsement of the Lender where necessary) for application to then-existing Senior Indebtedness (whether or not due), in such manner of application as the Senior Lender may deem appropriate.  If the Lender exercises any right of setoff which the Lender is not permitted to exercise under the provisions of this Agreement, the Lender will promptly pay over to the Senior Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset.  If the Lender fails to make any endorsement required under the provisions of this Section 11, the Senior Lender, or any of its officers or employees or agents on behalf of the Senior Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Lender to make such endorsement in the Lender’s name.

11.4           Insolvency Proceedings.  If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), or any other marshalling of the assets and liabilities of Borrower (“Insolvency Proceeding”), (i) no amount shall be paid by Borrower in respect of the principal or other amounts due with respect to the Subordinated Indebtedness at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, (ii) no claim or proof of claim shall be filed with Borrower by or on behalf of Holder that shall assert any right to receive any payments in respect of the principal of and interest on the Subordinated Indebtedness except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding, and (iii) any payment or distribution of any kind or character that may be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the holders of the Senior Indebtedness for application in payment thereof, unless and until all principal and interest on all Senior Indebtedness shall have been paid in full or such payment shall have been provided for.  In the event of any Insolvency Proceeding, the Lender will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of Borrower in respect of the Subordinated Indebtedness and will hold in trust for the Senior Lender and promptly pay over to the Senior Lender in the form received (except for the endorsement of the Lender where necessary) for application to the then-existing Senior Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Senior Indebtedness has been paid in full and the Senior Lender’s lien in the Collateral has been terminated.  If the Lender shall fail to take any such action, the Senior Lender, as attorney-in-fact for the Lender, may take such action on the Lender’s behalf.  The Lender hereby irrevocably appoints the Senior Lender, or any of its officers or employees on behalf of the Senior Lender, as the attorney-in-fact for the Lender (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the Senior Lender’s own name or in the name of the Lender as the Senior Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and the Lender will execute and deliver to the Senior Lender such other and further powers-of-attorney or instruments as the Senior Lender may reasonably request in order to accomplish the foregoing.  If the Senior Lender desires to permit the use of cash collateral or to provide post-petition financing to Borrower, the Lender shall not object to the same or assert that its interests are not being adequately protected.

11.5           Default on Senior Indebtedness.  If there shall occur an event of default with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of this Note for a period of one hundred eighty (180) days after the first occurrence of such event of default.

11.6           Further Assurances.  By acceptance of this Note, Holder agrees to execute and deliver customary forms of subordination agreements requested from time to time by holders of Senior Indebtedness, and as a condition to the Holder's rights hereunder, Borrower may require that Holder execute such forms of subordination agreements.

11.7           Subrogation.  Subject to the payment in full of all Senior Indebtedness, Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness, to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 11, to receive payments and distributions of assets of Borrower applicable to the Senior Indebtedness.  No such payments or distributions applicable to the Senior Indebtedness shall, as between the Borrower and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Borrower to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for the provisions of this Section shall, as between Borrower and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness.

11.8           Reliance of Holders of Senior Indebtedness.  Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.  Gemini shall be a third party beneficiary of this Note, and any change to the terms hereof which are adverse to Gemini shall be subject to the prior written approval of Gemini.

11.9           Action on Subordinated Indebtedness.  The Lender will not commence any action or proceeding against Borrower to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless the Senior Lender shall so join) in bringing any proceeding against the Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to the Lender with respect to any such Collateral, unless and until the Senior Lender Indebtedness has been paid in full and the Senior Lender has released its Lien in the Collateral.

12.           Miscellaneous.

12.1           Notices.  Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; (iii) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified; or (iv) one business day after transmission by telecopier with confirmation of successful transmission, to the addresses set forth at the beginning of this Note (or, with respect to Lender, at the address for Lender that is contained in the Borrower’s stock and note records), or at such other address as any party may designate by giving written notice to the other party.

12.2           Entire Agreement.  This Note contemplated hereby (a) represents the entire agreement between the parties and replaces and supersedes any and all oral agreements between the parties, as well as any prior agreement and understandings, writings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned (other than by operation of law).

12.3           Successors and Assignees.  This Note binds and benefits the heirs, successors and assignees of the parties.

12.4           Governing Law; Consent to Jurisdiction.  This Note will be governed by and construed in accordance with the laws of the state of California.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court in San Diego, California, in connection with any matter based upon or arising out of this Note or the matters contemplated herein, agrees that process may be served upon them in any manner authorized in this Note for the delivery of notices, and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

12.5           Waiver.  If one party waives any term or provision of this Note at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given.  If either party fails to exercise or delays exercising any of its rights or remedies under this Note, that party retains the right to enforce that term or provision at a later time.

12.6           Severability.  If any court determines that any provision of this Note is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this Note invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.

12.7           Counterparts.  This Note may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.  Facsimile signatures shall be as effective as originals.

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IN WITNESS WHEREOF, Borrower and Lender have executed this Secured Promissory Note as of the date first written above.

BORROWER:
ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ Dennis J. Carlo
Dennis J. Carlo
Chief Executive Officer

Address:	11455 El Camino Real, Suite 301
San Diego, CA 92130

Date:	October 25, 2012

LENDER:
THE G-MAX TRUST

By:	/s/ Christoph Boo
Christoph Boo

Date:	October 25, 2012